QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PRESS RELEASE

VALUECLICK, INC. COMPLETES ACQUISITION OF BE FREE, INC.

Acquisition Broadens Client Base & Strengthens Financial Resources

Offers Marketers the Most Complete Suite of Online Marketing Services: Media Networks,
Advertising Technology, eCRM, Affiliate Marketing and
Personalized Recommendation Technology

        WESTLAKE VILLAGE, CALIF.—May 23, 2002—ValueClick, Inc. (Nasdaq:VCLK), a leading provider of interactive and traditional marketing solutions, today announced that it has completed the acquisition of Be Free, Inc., a prominent provider of affiliate marketing services and personalized recommendation technology. As a result of the acquisition, ValueClick adds to its significant financial strength by increasing its cash and marketable securities balance to over $270 million.

        The acquisition brings together ValueClick's and Be Free's broad array of online and offline technology and media services ranging from partner marketing services (also known as affiliate marketing), personalized recommendation technology, online media, publisher side ad serving, real-time third party ad serving, eCRM (email Customer Relationship Management) and traditional agency management software. By offering customers a much broader suite of online marketing products and services than either company could offer on its own, the newly combined company will be a more effective competitor in the online marketing arena.

        Be Free's extensive client base of over 240 marketing partners includes Barnes&Noble.com, Gap, Inc., Best Buy and shop.microsoft.com. These customers complement ValueClick's existing client base of more than 500 leading advertisers, such as Dell Computers, eBay, and Microsoft.

        "In addition to the strategic benefits of combining our two highly complementary product families, we can generate substantial shareholder value through reduced costs," stated James Zarley, Chairman and Chief Executive Officer of ValueClick. "We believe that we have the opportunity to reduce our combined expenses by $6 million annually and to achieve profitability by the fourth quarter of 2002."

        "Companies today are looking for a wide spectrum of marketing services to contribute to their sales and revenue goals," said Gordon B. Hoffstein, Chairman and Chief Executive Officer of Be Free. "With the acquisition, ValueClick is well-positioned to offer each of its clients one source for the right combination of technology and marketing services to meet their individual marketing needs. I'm excited to help ValueClick realize the vision of a diversified digital marketing powerhouse as part of the Board of Directors."

        Be Free is now a wholly-owned subsidiary of ValueClick and James Zarley will continue as Chairman and Chief Executive Officer of the combined companies. ValueClick's Board of Directors will be comprised of seven members—four, including Mr. Zarley, from ValueClick and three, including Mr. Hoffstein, from Be Free.

About Be Free, a Wholly-owned Subsidiary of ValueClick, Inc.

        Be Free offers cost-effective and measurable ways to attract customers and increase online sales using affiliate and partner marketing programs and an automated merchandising assistant. With Be Free's BFAST® affiliate marketing service, businesses build and manage a channel of online marketing partners to promote products and services across the Web. These partners are compensated based on performance, resulting in a significantly lower cost of customer acquisition. With Be Free's BSELECTSM Onsite service, retailers convert more browsers to buyers on their web site—learning from customer behavior and automatically serving real-time product recommendations. BSELECT gives a merchandiser insight into the right products to promote and where to promote them for the best results—increasing sales and revenue. For more information on Be Free's products and services, visit www.befree.com.

About ValueClick, Inc.

        ValueClick, Inc. (Nasdaq:VCLK) is a leading provider of interactive and traditional marketing solutions. ValueClick, Inc. offers marketers and advertisers a wide spectrum of custom media and technology solutions such as publisher and real-time third party ad serving, CPM, CPC, and CPA models, agency management software, and both customer acquisition and customer retention email technology.

        ValueClick, Inc. provides results for clients such as General Motors, Inc., the Coca-Cola Company, Heineken N.V., Sara Lee Corporation, GlaxoSmithKline, Citigroup, Inc., American Express Company, British Airways, Hyatt Corporation, AAA, Ameriquest, the Wall Street Journal's Career Journal and Real Estate Journal, Barclays Bank, Dell Computers, Expedia, and Microsoft. For more information, please visit www.valueclick.com.

        This release contains forward-looking statements that involve risks and uncertainties, including but not limited to, statements concerning the benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about ValueClick and Be Free management's future expectation, beliefs, goals, plans or prospects. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including the registration statement as filed on Form S-4, as amended, used to register the shares offered in the proposed Be Free, Inc. merger, its 2001 Annual Report on Form 10-K filed on March 22, 2002, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the inability to successfully integrate the Be Free business with ValueClick's business, failure of anticipated synergies to materialize, inability to manage growth or expenses, inability to develop, market and sell new products and services, and the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
ValueClick, Inc.
Elizabeth M. Lloyd, 415/293-1866
 elizabeth@valueclick.com

QuickLinks

  Exhibit 99.1
VALUECLICK, INC. COMPLETES ACQUISITION OF BE FREE, INC.